                                                                    EXHIBIT 12.1

                           SYNAGRO TECHNOLOGIES, INC.

           STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



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
                                                                         YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------------
                                                      1997          1998          1999         2000         2001
                                                    -------       -------       -------      -------      -------
EARNINGS
   Pretax income (loss) from
      operations .............................      $ 1,116       $  (537)      $ 1,148      $ 6,551      $20,237
   Fixed charges .............................        1,182         1,908         3,687       20,182       28,551
   Amortization of capitalized interest ......         --            --            --           --           --
                                                    -------       -------       -------      -------      -------
                                                      2,298         1,371         4,835       26,733       48,788
                                                    -------       -------       -------      -------      -------

FIXED CHARGES
   (a)  Interest expense and
        amortized loan costs .................        1,007         1,558         3,236       18,908       26,969
   (b)  Estimate of interest within
        rental expense (33%) .................          175           350           451        1,274        1,582
                                                    -------       -------       -------      -------      -------
                                                      1,182         1,908         3,687       20,182       28,551

EARNING (DEFICIENCY) TO FIXED CHARGES ........                       (537)

RATIO OF EARNINGS TO FIXED CHARGES ...........         1.94          0.72          1.31         1.32         1.71
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